Exhibit 21

Subsidiaries of Zimmer Biomet Holdings, Inc.

As of September 30, 2015

Name of Subsidiary[i]	Jurisdiction of Formation

Domestic subsidiaries:
Accelero Health Partners, LLC	Pennsylvania
Biomet, Inc.	Indiana
Biomet 3i, LLC	Florida
Biomet Biologics, LLC	Indiana
Biomet CV Holdings, LLC	Delaware
Biomet Europe Holdings, LLC	Delaware
Biomet Europe Ltd.	Delaware
Biomet Fair Lawn LLC	Indiana
Biomet Florida Services, LLC	Florida
Biomet Holdings US Inc.	Delaware
Biomet International Ltd.	Delaware
Biomet Leasing, Inc.	Indiana
Biomet Manufacturing, LLC	Indiana
Biomet Microfixation, LLC	Florida
Biomet Orthopedics, LLC	Indiana
Biomet Spine, LLC	Delaware
Biomet Sports Medicine, LLC	Indiana
Biomet Trauma, LLC	Indiana
Biomet US Inc.	Delaware
Biomet U.S. Reconstruction, LLC	Indiana
Biomet Veterinary Solutions, LLC	Indiana
Citra Labs, LLC	Indiana
Dornoch Medical Systems, Inc.	Illinois
EBI, LLC	Indiana
EBI Holdings, LLC	Delaware
EBI Medical Systems, LLC	Delaware
Electro-Biology, LLC	Delaware
ETEX Corporation	Massachusetts
ETEX Holdings, Inc.	Delaware
Implant Innovations Holdings, LLC	Indiana
Interpore Cross International, LLC	California
Interpore Spine, LLC	Delaware
Jamabil US, Inc.	Delaware
Kirschner Medical Corporation	Delaware
Lanx Sales, LLC	Delaware
LVB Acquisition, Inc.	Delaware
Orthopaedic Advantage, LLC	Indiana
Synvasive Technology, Inc.	California
ZB Holdings LLC	Delaware
Zimmer, Inc.	Delaware
Zimmer Biomet Asia Holdings, LLC	Delaware
Zimmer Biomet Finance US Holding, Inc.	Delaware
Zimmer Biomet Spine, Inc.	Delaware
Zimmer Biomet US 2 Holding, Inc.	Delaware
Zimmer Caribe, LLC	Delaware

Zimmer CBT I Holding, Inc.	Delaware
Zimmer CBT II Holding, Inc.	Delaware
Zimmer CEP USA Holding Co.	Delaware
Zimmer CEP USA, Inc.	Delaware
Zimmer Co-op Holdings, LLC	Delaware
Zimmer CV, Inc.	Delaware
Zimmer Dental Inc.	Delaware
Zimmer Investments, LLC	Delaware
Zimmer Knee Creations, Inc.	Delaware
Zimmer Orthobiologics, Inc.	New Jersey
Zimmer Production, Inc.	Delaware
Zimmer Southeast Florida, LLC	Delaware
Zimmer Spine, Inc.	Delaware
Zimmer Spine Next, Inc.	Delaware
Zimmer Surgical, Inc.	Delaware
Zimmer Trabecular Metal Technology, Inc.	New Jersey
Zimmer US, Inc.	Delaware

Foreign subsidiaries:
Biomet Argentina SA	Argentina
Biomet 3i Australia Pty. Ltd.	Australia
Biomet Australia Pty. Ltd.	Australia
Zimmer Australia Holding Pty. Ltd.	Australia
Zimmer Pty. Ltd.	Australia
Biomet Austria GmbH	Austria
Zimmer Austria GmbH	Austria
Biomet 3i Belgium N.V.	Belgium
Biomet 3i Benelux Holdings N.V.	Belgium
Biomet Belgium BVBA	Belgium
Zimmer BVBA	Belgium
Biomet Insurance Ltd.	Bermuda
Biomet 3i de Brasil Ltda.	Brazil
Biomet Brazil Medical Device Ltda.	Brazil
Exopro Industria Comercio, Importacao Exportacao SA	Brazil
Zimmer Dental do Brasil Participacoes Ltda.	Brazil
Zimmer do Brasil Comercio Ltda.	Brazil
Biomet 3i Canada, Inc.	Canada
ORTHOsoft, Inc.	Canada
Zimmer Biomet Canada, Inc.	Canada
Zimmer Dental Corp.	Canada
Zimmer Cayman Islands Holding Co. Ltd.	Cayman Islands
Biomet Chile SA	Chile
Zimmer Dental Chile Spa	Chile
Beijing Montagne Medical Device Co. Ltd.	China
Biomet China Business Trust	China
Biomet China Business Trust No. 2	China
Biomet China Co., Ltd.	China
Changzhou Biomet Medical Devices Co. Ltd.	China
Shanghai Biomet Business Consulting Co. Ltd.	China
Zhejiang Biomet Medical Products Co. Ltd.	China
Zimmer (Beijing) Medical Device Manufacture Co. Ltd.	China
Zimmer Biomet CBT	China
Zimmer (Shanghai) Medical Device Co. Ltd.	China

Zimmer (Shanghai) Medical International Trading Co., Ltd.	China
Zimmer Columbia SAS	Columbia
Orthopedic Biomet CentroAmericana SA	Costa Rica
Zimmer Czech sro	Czech Republic
Biomet Danmark Aps	Denmark
Zimmer Denmark ApS	Denmark
Biomet El Salvador SA de CV	El Salvador
Biomet Finland OY	Finland
Zimmer Finland Oy	Finland
Biomet 3i France SAS	France
Biomet France Holding SAS	France
Biomet France Sarl	France
Biomet SAS	France
Zimmer Dental SAS	France
Zimmer France Manufacturing Sarl	France
Zimmer France SAS.	France
Zimmer Holdings France SAS	France
Zimmer Spine SAS	France
Biomet 3i Deutschland GmbH	Germany
Biomet Deutschland GmbH	Germany
Biomet Deutschland Holding GmbH	Germany
Biomet Deutschland Vertrieb GmbH	Germany
Biomet Healthcare Management GmbH	Germany
Normed Medizin Technik GmbH	Germany
Zimmer Dental GmbH	Germany
Zimmer Germany GmbH	Germany
Zimmer Germany Holdings GmbH	Germany
Zimmer International Logistics GmbH	Germany
Zfx GmbH	Germany
Biomet (Gibraltar) Finance Ltd.	Gibraltar
Biomet Hellas SA	Greece
Zimmer Hellas Medical Devices LLC	Greece
SM Re Ltd.	Guernsey
Biomet Hong Kong CBT Ltd.	Hong Kong
Biomet Hong Kong Holding Ltd.	Hong Kong
Biomet Hong Kong No. 1 Ltd.	Hong Kong
Biomet Hong Kong No. 2 Ltd.	Hong Kong
Biomet Hong Kong No. 3 Ltd.	Hong Kong
ZB Hong Kong Ltd.	Hong Kong
Zimmer Asia (HK) Ltd.	Hong Kong
Zimmer Pte. Ltd. (branch)	Hong Kong
Biomet Orthopaedics India Private Limited	India
Zimmer India Private Ltd.	India
Zimmer Finance Ireland	Ireland
Biomet Ireland Ltd.	Ireland
Zimmer Orthopedics Manufacturing Limited	Ireland
Zimmer Dental Ltd.	Israel
Biomet Italia Srl	Italy
Lanx Srl	Italy
Zimmer Dental Italy Srl	Italy
Zimmer Srl	Italy
Zfx Innovation GmbH	Italy
Biomet 3i Japan, Inc.	Japan

Biomet Japan, GK	Japan
Zimmer K.K.	Japan
Biomet Korea Co. Ltd.	Korea
Zimmer Korea Co., Ltd.	Korea
Biomet Luxembourg Sarl	Luxembourg
JERDS Luxembourg Holding Sarl	Luxembourg
Zimmer Biomet LHS-1 Sarl	Luxembourg
Zimmer Investment Luxembourg Sarl	Luxembourg
Zimmer Luxembourg Sarl	Luxembourg
Zimmer Luxembourg II Sarl	Luxembourg
Biomet S.E.A. SDN BHD	Malaysia
Zimmer Medical Malaysia SDN BHD	Malaysia
Biomet 3i Mexico S.A. de C.V.	Mexico
Biomet Mexico S.A. de C.V.	Mexico
Representaciones Zimmer Inc., S. de R.L. de C.V.	Mexico
Biomet 3i Global Supply Chain Center B.V.	Netherlands
Biomet 3i Netherlands B.V.	Netherlands
Biomet C.V.	Netherlands
Biomet Europe B.V.	Netherlands
Biomet Global Supply Chain Center B.V.	Netherlands
Biomet Holdings B.V.	Netherlands
Biomet Nederland B.V.	Netherlands
Biomet Microfixation B.V.	Netherlands
Zimmer Biomet Asia Holding B.V.	Netherlands
Zimmer Europe Holdings B.V.	Netherlands
Zimmer Manufacturing B.V.	Netherlands
Zimmer Netherlands B.V.	Netherlands
Zimmer Netherlands Cooperatief U.A.	Netherlands
Zimmer Netherlands Holdings B.V.	Netherlands
Biomet New Zealand Ltd.	New Zealand
Zimmer New Zealand Ltd.	New Zealand
Biomet Norge AS	Norway
Zimmer Norway AS	Norway
Biomet Polska Sp. z.o.o.	Poland
Zimmer Polska Sp. z.o.o	Poland
Biomet 3i Portugal Lda	Portugal
Biomet Portugal Unipessoal, Lda	Portugal
Zimmer, S.A. Sucursal em Portugal (branch)	Portugal
Biomet Orthopedics Puerto Rico, Inc.	Puerto Rico
EBI Patient Care, Inc.	Puerto Rico
Lanx Puerto Rico, LLC	Puerto Rico
Zimmer Manufacturing B.V. (branch)	Puerto Rico
Zimmer Puerto Rico, Inc.	Puerto Rico
Zimmer CIS Ltd.	Russia
Zimmer Pte. Ltd.	Singapore
Zimmer Slovakia sro	Slovakia
Biomet South Africa (Pty.) Ltd.	South Africa
Zimmer South Africa Pty. Ltd.	South Africa
Biomet 3i Dental Iberica SL	Spain
Biomet Spain Orthopedics S.L.	Spain
Espanormed S.L.	Spain
Zimmer Dental Ibérica S.L.	Spain
Zimmer S.A.	Spain

Biomet 3i Nordic AB	Sweden
Biomet Cementing Technologies AB	Sweden
Biomet Orthopaedics AB	Sweden
Zimmer Dental Sweden AB	Sweden
Scandimed Holding AB	Sweden
Zimmer Sweden AB	Sweden
Biomet 3i Switzerland GmbH	Switzerland
Biomet Orthopaedics Switzerland GmbH	Switzerland
Guillaume Genin & Co.	Switzerland
Zimmer Europe Holdings GmbH	Switzerland
Zimmer GmbH	Switzerland
Zimmer Investment Luxembourg Sarl, Luxembourg (LU), Winterthur Branch (branch)	Switzerland
Zimmer Surgical SA	Switzerland
Zimmer Switzerland Holdings LLC	Switzerland
Zimmer Switzerland Manufacturing GmbH	Switzerland
Zimmer Biomet Taiwan Co., Ltd.	Taiwan
Biomet 3i Turkey	Turkey
Biomet Medikal Drunjer Dadytym Pazarlama Yhracat ve Dys Ticaret Ltd. Sti.	Turkey
Zimmer Tibbi Cihazlar Sanayi ve Ticaret AS	Turkey
Zimmer Medical (Thailand) Co., Ltd.	Thailand
Zimmer Gulf FZ LLC	United Arab Emirates
Biomet 3i UK Ltd.	United Kingdom
Biomet Acquisitions Unlimited	United Kingdom
Biomet UK Ltd.	United Kingdom
Biomet Healthcare Ltd.	United Kingdom
Centerpulse (UK) Ltd.	United Kingdom
Zimmer Ltd.	United Kingdom
Zimmer Trustee Ltd.	United Kingdom
Zimmer UK Ltd.	United Kingdom

[i]	Excludes certain entities that have de minimis activity or are in the process of being liquidated or dissolved and that, if considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary as of September 30, 2015.